EXHIBIT 1.2
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
__________ COMMON UNITS
REPRESENTING LIMITED PARTNER INTERESTS

Common Unit Purchase Agreement
January [_], 2006
Mr. Fred M. Fehsenfeld Sr.
149 Willowgate Lane
Indianapolis, Indiana
46260
Mr. Mac Fehsenfeld
7418 West 96 St.
Zionsville, Indiana
46077
Mr. Frank B. Fehsenfeld
3604 East Fulton St. #248
Grand Rapids, Michigan
49546
Ladies and Gentlemen:
     Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership” or the “MLP”), proposes, subject to the terms and conditions stated herein, to issue and sell to the investors named in Schedule I hereto (the “Fehsenfeld Investors”) an aggregate of ___common units (the “Fehsenfeld Units”) representing limited partner interests in the Partnership (the "Common Units”). Certain terms used but not defined herein have the meanings assigned to them in the underwriting agreement (the “Underwriting Agreement”), dated as of even date herewith, by and among the Partnership, certain subsidiaries of the Partnership, Calumet GP, LLC, a Delaware limited liability company and general partner of the Partnership (the “General Partner,” and together with the Partnership, the “Calumet Parties”), and the underwriters named therein (the “Underwriters”), relating to the Partnership’s proposed sale of an aggregate ___common units (the “Underwritten Units”), to the Underwriters.
     This is to confirm the agreement among the Calumet Parties and the Fehsenfeld Investors concerning the purchase of the Fehsenfeld Units from the Partnership by the Fehsenfeld Investors.

     1. Representations, Warranties and Agreements of the Calumet Parties. The Calumet Parties, jointly and severally, represent and warrant to, and agree with, each of the Fehsenfeld Investors that:
     (a) Registration. A registration statement on Form S-1 (File No. 333-128880) (the “Initial Registration Statement”) in respect of the Units has been filed with the Securities and Exchange Commission (the “Commission” or the “SEC”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement”; the Preliminary Prospectus dated January [ ], 2006 relating to the Units that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus”; the final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Units is hereinafter called an “Issuer Free Writing Prospectus”). For purposes of this Agreement, "Applicable Time” means [___] p.m. (New York City time) on the date of this Agreement.
     (b) No Stop Order. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.
     (c) No Material Misstatements or Omissions in Registration Statement or Prospectus. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will, when they become effective, conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplement or amendment thereto will conform when filed with the Commission under Rule 424(b), in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representation and warranty in this Section 1(c) shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein.
     (d) No Material Misstatements or Omissions in Pricing Disclosure Package. The Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses and other documents, if any, listed in Schedule II(a) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the statements made by the Partnership in the Pricing Prospectus, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any projections of results of operations or statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, the representation and warranty in this Section 1(d) shall not apply to any statements or omissions made in the Registration Statement, the Prospectus or the Pricing Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein.
     (e) Formation and Qualification of the Partnership and the General Partner. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) with full partnership power and authority necessary to enter into this Agreement, to own or lease its properties, to assume the liabilities assumed by it pursuant to the Contribution Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and the Pricing Prospectus. The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the "Delaware LLC Act”) with full limited liability company power and authority to enter into this Agreement, to own or lease its properties, to assume the liabilities assumed by it pursuant to the Contribution Documents, to conduct its business and to act as the general partner of the Partnership, in each case in all material respects as described in the Registration Statement and the Pricing Prospectus. Each of the Calumet Parties is duly registered or qualified as a foreign limited partnership or limited liability company, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, partners’ equity, members’ equity or results of operations of the Partnership Entities taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (f) Valid Issuance of the Units. The Fehsenfeld Units, and the limited partner interests represented thereby, will be duly authorized by the Partnership Agreement and, when issued and delivered to the Fehsenfeld Investors against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Pricing Prospectus under the caption “The Partnership Agreement — Limited Liability”).
     (g) Authority and Authorization. The Partnership has all requisite power and authority to issue, sell and deliver the Fehsenfeld Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement.
     (h) Due Execution and Delivery of Purchase Agreement and Underwriting Agreement. This Agreement and the Underwriting Agreement have been duly executed and delivered by each of the Calumet Parties.
     (i) Enforceability of Other Agreements. At or before the Closing Date:
          (i) The Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and Heritage, Calumet Inc., Fehsenfeld, Fehsenfeld Trust I, Fehsenfeld Trust II and Grube as the “Organizational Limited Partners” and will be a valid and legally binding agreement of the General Partner and Heritage, Calumet Inc., Fehsenfeld, Fehsenfeld Trust I, Fehsenfeld Trust II and Grube as the Organizational Limited Partners, enforceable against the General Partner and Heritage, Calumet Inc., Fehsenfeld, Fehsenfeld Trust I, Fehsenfeld Trust II and Grube as the Organizational Limited Partners in accordance with its terms;
          (ii) The General Partner Agreement will have been duly authorized, executed and delivered by Heritage, Grube and Fehsenfeld and will be a valid and legally binding agreement of Heritage, Grube and Fehsenfeld, enforceable against Heritage, Grube and Fehsenfeld in accordance with its terms;
          (iii) Each of the Contribution Documents will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of the Calumet Entities party thereto enforceable against such parties in accordance with its respective terms;
          (iv) The Omnibus Agreement will have been duly authorized, executed and delivered by each of the parties thereto and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms; and
provided that, with respect to each agreement described in this Section 1(i), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity and contribution provisions contained therein may be limited by applicable laws or public policy.

     (j) No Conflicts. None of the offering, issuance and sale by the Partnership of the Fehsenfeld Units, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Partnership Agreement or the General Partner Agreement, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Calumet Entities is a party or by which any of them or any of their respective properties may be bound or subject, (iii) violates or will violate any statute, law or regulation or any order, rule, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Calumet Entities or any of their properties or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Calumet Entities, which conflicts, breaches, violations or defaults, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Calumet Entities to perform their obligations under this Agreement.
     (k) Investment Company. None of the Partnership Entities is now, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof, will be an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (l) Trading. The Units have been approved for trading and quotation on the NASDAQ National Market.
     (m) Not Ineligible Issuer. At the time of filing the Initial Registration Statement, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act.
     2. Purchase and Sale. Subject to the terms and conditions herein set forth, the Partnership agrees to sell to each of the Fehsenfeld Investors, and each of the Fehsenfeld Investors hereby agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $[ ] per unit, the number of Fehsenfeld Units set forth opposite such Fehsenfeld Investor’s name in Schedule I hereto.
     3. Delivery and Payment for the Fehsenfeld Units. Delivery of and payment for the Fehsenfeld Units shall be made at 9:30 a.m., New York City time, on [ ], 2006 (such date and time of delivery and payment for the Fehsenfeld Units being herein called the "Closing Date”). Delivery of the Fehsenfeld Units shall be made to the Fehsenfeld Investors against payment by the Fehsenfeld Investors of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.
     4. Conditions of Fehsenfeld Investors’ Obligations. The obligations of the Fehsenfeld Investors hereunder, as to the Fehsenfeld Units, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Calumet Parties herein are, at and as of the Closing Date, true and correct, the condition that the Calumet Parties shall have performed all of their obligations hereunder theretofore to be performed, and the closing of the purchase and sale of the Underwritten Units shall have occurred.
     5. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Fehsenfeld Investors shall be delivered or sent by mail, telex or facsimile transmission to [To come]; and if to the Partnership shall be delivered or sent by mail to the address of the Partnership set forth in the Registration Statement, Attention: R. Patrick Murray, II. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     6. This Agreement shall be binding upon, and inure solely to the benefit of, the Fehsenfeld Investors and the Calumet Parties, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.
     7. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Fehsenfeld Investors, or any of them, with respect to the subject matter hereof.
     8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     9. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     If the foregoing is in accordance with your understanding, please sign and return to us three (3) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Fehsenfeld Investors, this letter and such acceptance hereof shall constitute a binding agreement among each of the Fehsenfeld Investors and each of the Calumet Parties.
[Signature page follows.]

Very truly yours,

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By: Calumet GP, LLC, its general partner

By:

Name:

Title:

CALUMET GP, LLC

By:

Name:

Title:

Accepted as of the date hereof:

Mr. Fred M. Fehsenfeld Sr.

Mr. Mac Fehsenfeld

Mr. Frank B. Fehsenfeld

SCHEDULE I

Total Number of
Common Units
Fehsenfeld Investors	to be Purchased
Fred M. Fehsenfeld Sr
Mac Fehsenfeld
Frank B. Fehsenfeld
Total

Schedule II(a)
Materials Other Than the Pricing Prospectus
That Comprise the Pricing Disclosure Package

Schedule II(b)
Issuer Free Writing Prospectuses Not Included
in the Pricing Disclosure Package